Exhibit 10.2

COMBINATION MORTGAGE, ASSIGNMENT OF RENTS,
AND SECURITY AGREEMENT

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, ENFORCEMENT OF THIS MORTGAGE IS LIMITED TO A DEBT AMOUNT OF $7,104,000.00. UNDER CHAPTER 287 OF MINNESOTA STATUTES.

          This Combination Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement (this “Mortgage”), dated as of the 10th day of January, 2005 is made by Innovex, Inc., a Minnesota corporation, and Innovex Precision Components, Inc., a Minnesota corporation, (“Borrower”), for the benefit of US Federal Credit Union, a federal credit union (the “Lender”).

          WHEREAS, Borrower has executed a Promissory Note, dated as of the date hereof (together with any and all renewals, extensions or modifications thereof and any and all notes issued in substitution therefor, the “Note”), payable to Lender to evidence Borrower’s obligation to repay a loan (the “Loan”) from Lender in the principal amount of FOUR MILLION and no/100 Dollars ($4,000,000).

          WHEREAS, the principal of the Note, with interest thereon at the rate or rates provided in the Note, is finally due and payable on February 10, 2010; and

          WHEREAS, as a condition to making the Loan, Lender has required the execution and delivery of this Mortgage to Lender.

          NOW, THEREFORE, in consideration of the premises contained herein and for the purpose of securing:  (a) the repayment of the indebtedness evidenced by the Note and all renewals, extensions and modifications thereof, including all interest thereon; (b) the payment of all other sums with interest thereon as may be advanced by Lender in accordance with (i) this Mortgage, or (ii) any Loan Document (as defined below) or other instruments securing payment of the Note (the indebtedness evidenced by the Note and all such other sums are hereinafter collectively referred to as the “Indebtedness”, such Indebtedness constituting the “initial amount of the debt” within the meaning of Minn. Stat. §287.03); and (c) the performance of all the covenants and agreements of Borrower contained in the Note, this Mortgage, and every other Loan Document; Borrower does hereby mortgage, assign, grant, bargain, sell, release and convey unto Lender forever, with power of sale, all the tracts or parcels of land located in Hennepin and Meeker County, Minnesota, described in Exhibit A attached hereto (the “Land”), together with all of Borrower’s estate, right, title, interest, claim or demand, which Borrower now has or may hereafter acquire in or to the following:

(1)	all of the buildings, structures and other improvements now standing or at any time hereafter constructed or placed upon the Land (the “Improvements”);

(2)

all building fixtures, appurtenances, apparati, whatsoever that is now or hereafter (A) attached or affixed to the Land or the Improvements, or both, (B) situated upon or about the Land or Improvements, or both, regardless of whether physically affixed or severed or capable of severance from the Land or Improvements, including without limitation any and all heating, air conditioning, water, gas, lighting, incinerating and power equipment; engines, compressors, conveyors, condensers, fans, dryers, blowers, pipes, pumps, tanks, motors, conduits, wiring and switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, sprinkling, refrigerating, ventilating, waste removal and communications equipment and apparatus; boilers, furnaces, vacuum cleaning systems, elevators, exhaust systems, refrigerators; rugs, attached floor coverings, lockers; finishings and any additions, accessions, renewals, replacements and substitutions of any or all of the foregoing; except the following fixtures encumbered by that certain UCC Financing Statement in favor of General Electric Capital Business Asset Funding Corporation, as Secured Party, filed April 22, 2002 as Document No. 3534372 in the Office of the Registrar of Titles, Hennepin County, Minnesota:

New fixture circuit manufacturing equipment including but not limited to one (1) Pioneer Platter Unwind/Rewind System together with all accessions, attachments and additions thereto and replacements thereof;

and except the following fixtures encumbered by that certain UCC Fixture Financing Statement in favor of General Electric Capital Business Asset Funding Corporation, as Secured Party, filed October 3, 2000 as Document No. 293060 in the office of the County Recorder, Meeker County, Minnesota:

          New flexible circuit manufacturing equipment including but not limited to one (1) AOI Unwind/Rewind System, three (3) 3500 Series Double 8KW 2-sided exposure system, one (1) Frontier Industrial Tech Roll to Roll Material Handling System, one (1) Cooling System for Phototools and one (1) Reel to Reel Automated Optical Inspection system together with all accessions, attachments and additions thereto and replacements thereof.

(3)

all easements, interests, privileges, licenses, permits and other rights of any nature whatsoever benefiting or otherwise appurtenant to the Land or the Improvements, or both, including without limitation, the benefit of all rights of-way, easements, riparian and littoral rights, water, water rights and powers, rights to and to sell fill, strips or gores of land, streets, alleys, ways, passages, paving, railroad sidings, drainage rights, sewer rights, and rights of ingress and egress to and from the Land and all adjoining property, whether now existing or hereafter arising, together with the reversion or reversions, remainder or remainders; leases, rents, issues, incomes, and profits of, related to or in any way arising, from any portion of the Land or the Improvements; all rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances thereon or therein, development rights or credits, air rights, water, water rights flowing through, belonging or in any way appertaining to the Land, and all of Borrower’s water rights that are personal property under Minnesota law, including but not limited to all ditch and ditch rights, reservoir and reservoir rights, stock or interests in water, irrigation or ditch companies, permits, consents, operating agreements, consent orders and all other tangible property and rights relating to any or all of the aforesaid property or the operation thereof; all flowers, shrubs, landscaping, trees and timber and other emblements now or hereafter located on the Land or under or above the same, or any part of parcel thereof;

(4)

all of the water, sanitary and storm sewer systems and lines now or hereafter owned by Borrower which are now or hereafter located on, over or upon the Land or any part thereof, including all water mains, service laterals, hydrants, valves and appurtenances, lift and pump stations, sanitary sewer lines, sanitary sewer mains, sanitary sewer laterals, sanitary sewer manholes and sanitary sewer appurtenances;

(5)

all of Borrower’s right, title, interest, property, claim, demand, judgments, awards proceeds and settlements or payments, including interest thereon and the right to receive the same, at law as well as in equity, as a result of (A) insurance proceeds pursuant to the insurance provisions hereof, or (B) the exercise of the right of eminent domain or other condemnation or taking of the property encumbered by this Mortgage, or (C) the alteration of the grade of any street, or (D) any other injury to, condemnation of, taking or requisitioning of, conversion of (voluntary or involuntary), damage to or decrease in the value of the property encumbered by this Mortgage;

(6)

all plans; specifications; maps; surveys; studies; reports; permits; licenses; architectural, engineering, development, construction, management, maintenance, service and other contracts; books of account; insurance policies; and other documents, of whatever kind or character, relating to the use, development, construction upon, occupancy, leasing, management, sale or operation of the Land and the Improvements; and

(7)

any after-acquired interest in the Land or any of the foregoing, together with all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, and repairs to and proceeds from any and all of the foregoing;

(all of the foregoing, together with the Land are hereinafter referred to as the “Mortgaged Property”).

To Have and To Hold the Mortgaged Property unto Lender, its successors and assigns, forever; provided, nevertheless, that this Mortgage is upon the express condition that if Borrower shall pay as and when due and payable the principal of and interest on the Note and all other Indebtedness, and shall cancel and terminate any commitment of Lender to make future advances to Borrower, and shall also keep and perform each and every covenant and agreement of Borrower herein contained, then this Mortgage and the estate hereby granted shall cease and be and become void and shall be released and satisfied of record at the expense of Borrower; otherwise this Mortgage shall be and remain in full force and effect.

Borrower represents, warrants and covenants to and with Lender that it is lawfully seized of the Land in fee simple, and has good right and full power and authority under all applicable provisions of law and under its organizational documents to execute this Mortgage and to mortgage the Mortgaged Property; that the Mortgaged Property is free from all liens, security interests and encumbrances except as listed in Exhibit B attached hereto; and that Borrower will warrant and defend the title to the Mortgaged Property and the lien and priority of this Mortgage against all claims and demands of all persons whomsoever, whether now existing or hereafter arising, not listed in Exhibit B.  The covenants and warranties of this paragraph shall survive foreclosure of this Mortgage and shall run with the Land.

As used herein, the term “Loan Document” means:  (i) the Note, as modified by any addendum thereto; (ii) this Mortgage; (iii) any separate assignment of rents and/or leases given by Borrower to Lender and covering the Mortgaged Property; (iv) any reserve or escrow agreement relating to completion of improvements, replacements, repairs, tenant improvements, leasing commissions and/or debt service; and (v) all other documents, agreements or certificates arising under, related to, or made in connection with, the loan evidenced by the Note.

Borrower further covenants and agrees as follows:

1.        Payment of the Note.  Borrower will duly and punctually pay the principal of and interest on the Note in accordance with the terms of the Note, and all other Indebtedness, when and as due and payable.  The provisions of the Note are hereby incorporated by reference into this Mortgage as fully as if set forth at length herein.

2.        Fund for Taxes and Assessments.

(a)

During the continuance of an Event of Default hereunder, Borrower shall pay to Lender on the first day of each month until the Note is paid in full, a sum equal to one-twelfth of the yearly taxes and assessments levied against the Mortgaged Property as estimated initially and from time to time by Lender, to be applied by Lender to pay said taxes and assessments (such amounts being hereafter referred to as the “Funds”).  Lender shall apply the Funds to pay said taxes and assessments prior to the date that penalty attaches for nonpayment so long as the amount of Funds held by Lender is sufficient at that time to make such payments.  No earnings or interest shall be payable to Borrower on the Funds.  Such Funds shall not be, nor be deemed to be, trust funds, and Lender shall have the right to hold the Funds in any manner Lender elects and may commingle the Funds with other moneys held by Lender.

(b)

If the amount of the Funds held by Lender shall exceed at any time the amount deemed necessary by Lender to provide for the payment of taxes and assessments, such excess shall, at the option of Lender, either be promptly repaid to Borrower or be credited to Borrower on the next monthly installment of Funds due.  If at any time the amount of the Funds held by Lender shall be less than the amount deemed necessary by Lender to pay taxes and assessments as they fall due, Borrower shall promptly pay to Lender any amount necessary to make up the deficiency upon notice from Lender to Borrower requesting payment thereof.  The Funds are hereby pledged to Lender as additional security for the Indebtedness.

(c)

Upon the occurrence of any Event of Default, Lender may apply in any order as Lender shall determine in its sole discretion, any Funds held by Lender at the time of application to pay taxes and assessments which are then or will thereafter become due or as a credit against the Indebtedness.  Upon payment in full of all Indebtedness and the expiration or termination of any commitment of Lender to make advances to Borrower, Lender shall promptly refund to Borrower any Funds held by Lender.

3.       Payment of Taxes, Assessments and Other Charges.  Subject to payments in the manner provided under Section 2 and subject to Section 7 relating to contests, Borrower shall pay before a penalty might attach for nonpayment thereof, all taxes and assessments and all other charges whatsoever levied upon or assessed or placed against the Mortgaged Property, except that assessments may be paid in installments so long as no fine or penalty is added to any installment for the nonpayment thereof.  Borrower shall likewise pay when due all taxes, assessments and other charges, levied upon or assessed, placed or made against, or measured by, this Mortgage, or the recordation hereof, or the Indebtedness secured hereby.  In the event of any legislative action or judicial decision after the date of this Mortgage, imposing upon Lender the obligation to pay any such taxes, assessments or other charges, or deducting the amount secured by this Mortgage from the value of the Mortgaged Property for the purpose of taxation, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust or debts secured thereby, or the manner of the operation of any such taxes so as to affect the interests of Lender, then, and in such event, Borrower shall bear and pay the full amount of such taxes, assessments or other charges.  Notwithstanding the foregoing provisions of this paragraph, if for any reason payment by Borrower of any such taxes, assessments or other charges would be unlawful, or if the payment thereof would render the indebtedness evidenced by the Note usurious, Lender may declare the whole sum secured by this Mortgage, with interest thereon, to be immediately due and payable.  Borrower shall promptly furnish to Lender all notices received by Borrower of amounts due under this paragraph and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.

4.        Payment of Utility Charges.  Subject to Section 7 relating to contests, Borrower shall pay all charges (exclusive of charges which are the obligations of third parties to pay) made by utility companies, whether public or private, for electricity, gas, heat, water, or sewer, furnished or used in connection with the Mortgaged Property or any part thereof, and will, upon written request of Lender, furnish proper receipts evidencing such payment.

5.        Liens.  Subject to Section 7 relating to contests, Borrower shall not create, incur or suffer to exist any lien, encumbrance or charge on the Mortgaged Property or any part thereof, other than the liens set forth in Exhibit B hereto.  Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Mortgaged Property within fifteen (15) calendar days of the date that Borrower or Lender receives notice of same, whichever occurs first.

6.        Compliance with Permitted Encumbrances and Laws.  Subject to Section 7 relating to contests, Borrower shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, any part thereof or the use or operation thereof and shall comply with all covenants, conditions and restrictions applicable to Borrower which are contained in any document constituting a permitted encumbrance as set forth in Exhibit B hereto.

7.        Permitted Contests.  Borrower shall not be required to (i) pay any tax, assessment or other charge referred to in Section 3 hereof, (ii) pay any charge referred to in Section 4 hereof, (iii) discharge or remove any lien, encumbrance or charge referred to in Section 5 hereof, or (iv) comply with any statute, law, rule, regulation or ordinance referred to in Section 6 hereof, so long as Borrower shall (1) contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrance or charge so contested, (B) the sale, forfeiture or loss of the Mortgaged Property or any part thereof and (C) any interference with the use or occupancy of the Mortgaged Property or any part thereof and (2) shall give such security to Lender as may be demanded by Lender to ensure compliance with the foregoing provisions of this Section.  Borrower shall give prompt written notice to Lender of the commencement of any contest referred to in this Section.

8.        Insurance.

(a)	Risks to be Insured. Borrower, at its sole cost and expense, will maintain insurance of the following character:

(i)

Insurance on any Improvements now existing or hereafter erected on the Land and on the fixtures and personal property included in the Mortgaged Property against loss by fire, and other hazards covered by the so-called “all-risk” form of policy without a co-insurance clause in an amount equal to the actual replacement cost thereof (exclusive of foundations and excavations) without deduction for physical depreciation, which insurance shall in no event be less than the unpaid Indebtedness outstanding at any given time.  Borrower will at its sole cost and expense, from time to time and at any time, at the request of Lender, provide Lender with evidence satisfactory to Lender of the replacement cost of the Mortgaged Property.

(ii)

While any Improvement is in the course of being constructed or rebuilt on the Land, Borrower shall provide the aforesaid hazard insurance in builder’s risk completed value form, including coverage available on the so-called “all-risk” non-reporting form of policy for an amount equal to 100% of the insurable replacement value of such building or other improvement.

(iii)

If the Mortgaged Property includes steam boilers or other equipment for the generation or transmission of steam, insurance against loss or damage by explosion, rupture or bursting of steam boilers, pipes, turbines, engines and other pressure vessels and equipment, in an amount satisfactory to Lender, without a co-insurance clause.

(iv)

If the Land or any part thereof is located in a designated official flood-hazardous area, flood insurance insuring the Improvements now existing or hereafter erected on the Land in an amount equal to the lesser of the outstanding principal balance of the Indebtedness or the maximum limit of coverage made available with respect to such Improvements under the Federal Flood Disaster Protection Act of 1973, as amended, and the regulations issued thereunder.

(v)

Comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom), containing minimum limits per occurrence not less than $10,000,000.00.

	(vi)	While any Improvement is in the course of being constructed, renovated or rebuilt on the Land, such workers’ compensation insurance as is required by statute.

(vii)

Rental income insurance against interruption of receipt of rents in respect of the Mortgaged Property in an amount sufficient to pay one (1) year’s debt service on the Note, including principal and interest thereof and together with the tax and assessment payments described in Section 2.

	(viii)	Such other insurance as may from time to time be reasonably required by Lender in order to protect the interest of Lender.

(b)

Policy Provisions.  All policies of insurance required pursuant to Section 8(a):  (i) shall contain a standard noncontributory mortgagee clause naming Lender as the person to which all payments made by such insurance company shall be paid, (ii) shall be maintained throughout the term of this Mortgage without cost to Lender, (iii) shall be assigned and delivered to Lender, (iv) shall contain such provisions as Lender deems reasonably necessary or desirable to protect the interests of Lender, including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said policies and that Lender shall receive at least thirty (30) days prior written notice or, if the risk is reinsured, at least ninety (90) days prior written notice, of any modification, reduction or cancellation, (v) shall be for a term of not less than one year, (vi) shall be issued by an insurer licensed in the State of Minnesota, (vii) shall provide that Lender may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same, (viii) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds, and (ix) shall provide that all claims shall be allowable on events as they occur.  All insurance policies and renewals thereof maintained by Borrower pursuant to subsections 8(a)(i) through 8(a)(iv) and 8(a)(vii) above shall contain a standard mortgagee clause in favor of and in form acceptable to Lender.  The insurance maintained pursuant to subsections 8(a)(v) and 8(a)(vi) shall name Lender as an additional insured.  Upon demand therefor, Borrower shall reimburse Lender for all of Lender’s reasonable costs and expenses incurred in obtaining any or all of said policies or otherwise causing the compliance with the terms and provisions of this Section 8, including (without limitation) obtaining updated flood hazard certificates and replacement of any so-called “forced placed” insurance coverages.  All policies required pursuant to Section 8(a) shall be issued by an insurer with a claims paying ability rating of “A” or better by Standard & Poor’s Ratings Services.  Borrower shall pay the premiums for such policies as the same become due and payable.  If Borrower receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Mortgaged Property with any insurance requirements, Borrower shall give prompt notice thereof to Lender.

(c)

Delivery of Policy.  Borrower will deliver to Lender copies of policies satisfactory to Lender evidencing the insurance which is required under subsections 8(a)(i) through 8(a)(iv) and 8(a)(vii), certificates evidencing the insurance which is required under subsections 8(a)(v) and 8(a)(vi), and Borrower shall promptly furnish to Lender copies of all renewal notices and all receipts of paid premiums received by them. Borrower shall promptly deliver to Lender a copy of a renewal policy in form satisfactory to Lender.

(d)

Assignment of Policies.  In the event of the entry of judgment of foreclosure, sale of the Mortgaged Property by non-judicial foreclosure sale or delivery of a deed in lieu of foreclosure, Lender hereby is authorized (without the consent of Borrower) to assign any and all policies to the purchaser or transferee thereunder, or to take such other steps as Lender may deem advisable to cause the interest of such transferee or purchaser to be protected by any of the policies without credit or allowance to Borrower for prepaid premiums thereon.

(e)

Notice of Damage or Destruction, Adjusting Loss.  If the Mortgaged Property or any part thereof shall be damaged or destroyed by fire or other casualty, Borrower will promptly give written notice thereof to the insurance carrier and Lender, and will not adjust any damage or loss which is estimated by Lender in good faith to exceed $100,000.00 unless Lender shall have joined in such adjustment; but if there has been no adjustment of any such damage or loss within four months from the date of occurrence thereof and if an Event of Default shall exist at the end of such four-month period or at any time thereafter, Lender may alone make proof of loss, adjust and compromise any claim under the policies and appear in and prosecute any action arising from such policies.  In connection therewith, Borrower does hereby irrevocably authorize, empower and appoint Lender as attorney-in-fact for Borrower (which appointment is coupled with an interest) to do any and all of the foregoing in the name and on behalf of Borrower.

(f)

Application of Insurance Proceeds.  Subject to Borrower’s rights to adjust claims under Section 8(e) above, all sums paid under any policy required by subsections 8(a)(i) through 8(a)(iv) and 8(a)(vii) shall be paid directly to Lender.  Lender shall, upon Borrower’s request, apply such sums (after first deducting therefrom Lender’s expenses incurred in collecting the same, including reasonable attorneys’ fees) to such restoration or repair (the “Restoration”) upon satisfaction of the following conditions:

(i)	No Event of Default or event that, but for the passing of time or the giving of notice, or both, would be an Event of Default, shall have occurred and be continuing at the time of such request.

(ii)

Prior to commencing the Restoration, other than temporary work to protect property or prevent interference with business, Lender shall have been furnished and shall have approved (A) the plans and specifications for the Restoration, (B) Borrower’s choice of an architect or engineer for the purpose of supervising the Restoration, (C) a sworn construction statement duly executed by Borrower, showing all costs and expenses of any kind incurred or estimated to be incurred in completing the Restoration, (D) a copy of each contract let by Borrower relating to completion of the Restoration, and (E) evidence satisfactory to Lender that all required permits for completion of the Restoration have been obtained.

(iii)	Borrower shall deposit with Lender the difference, if any, between the cost of the Restoration and the amount of the insurance proceeds available for such purpose.

(iv)

The Mortgaged Property can, in Lender’s judgment, with diligent restoration or repair, be returned to an economic unit not less valuable and not less useful than the Mortgaged Property was prior to the casualty within the earlier to occur of (A) twelve months after receipt of the insurance proceeds by either Borrower or Lender and (B) the stated maturity date of the Note.

(v)

Borrower shall authorize Lender to disburse such funds and such proceeds in installments as work progresses and to pay fees and charges of any title insurance company engaged as disbursing agent, including but not limited to fees in connection with title searches as to mechanics’ liens arising in connection with the Restoration, fees of any architect or engineer engaged by Lender to review the plans and specifications for the Restoration and to make periodic inspections of the Restoration, and reasonable attorney’s fees incurred by Lender in connection with the Restoration.

(vi)

Each request for a draw of such funds shall be limited to the total costs of Restoration actually incurred to the date of such draw request, minus such holdback as Lender may reasonably require, and minus prior disbursements made by Lender to Borrower in connection with any previous draw made in connection with the Restoration.

(vii)

At the time of submission of any draw request, Borrower shall submit to Lender a search prepared by a title insurance company acceptable to Lender, showing that no mechanic’s liens appear of record with respect to the Mortgaged Property that have not been discharged of record.

(viii)

To the extent that the cost of completing the Restoration, as estimated at any time and from time to time by Lender in good faith, shall exceed the proceeds and funds then held by Lender for such Restoration, Borrower shall promptly deposit with Lender an amount equal to such excess.  Lender may disburse such deposited sums prior to further disbursement of any insurance proceeds.

(ix)

Borrower shall have provided to Lender such zoning letters, surveys and other documentation as Lender shall reasonably require to establish that upon completion of the Restoration the Mortgaged Property shall (i) be in compliance with all applicable laws, regulations and ordinances, and (ii) shall have access to public streets which Lender shall determine either is identical to or better than the access to the Mortgaged Property which existed prior to the event which necessitated the Restoration.

(x)

Borrower shall have provided to Lender letters of estoppel from each tenant of the Mortgaged Property confirming that such tenant’s Lease will remain in full force and effect following the Restoration.

In all other cases, namely, in the event that Borrower does not elect to restore or repair the Mortgaged Property pursuant to the above provisions of this Section 8(f) or otherwise fails to meet the requirements of clauses (i) through (x) above, then, in any such event, Lender may, in its discretion and notwithstanding the adequacy of its security, either make such proceeds available to Borrower for the Restoration upon the conditions and in accordance with such procedures as Lender may require, or apply the proceeds toward reduction of the Indebtedness, in such order of application as Lender may determine.  Any application of insurance proceeds to the principal of the Note shall not extend or postpone the due dates of the principal installment payments due under the Note or change the amount of any such installments.

(g)

Borrower shall promptly reimburse Lender upon demand for all of Lender’s expenses incurred in connection with the collection of the insurance proceeds, including but not limited to reasonable attorneys’ fees, and all such expenses, together with interest from the date of disbursement at an annual rate equal to the Regular Rate under the Note (unless collection of interest from Borrower at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law) shall be additional amounts secured by this Mortgage.

9.        Use of Property.  Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Mortgaged Property was intended at the time this Mortgage was executed.  Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender’s prior written consent.

10.       Preservation and Maintenance of the Mortgaged Property.  Borrower (a) shall keep the Improvements now or hereafter erected on the Land in safe and good repair and condition, ordinary depreciation excepted; (b) shall, upon damage to or destruction of the Mortgaged Property or any part thereof by fire or other casualty, restore, repair, replace or rebuild the Mortgaged Property that is damaged or destroyed to the condition it was in immediately prior to such damage or destruction, whether or not any insurance proceeds are available or sufficient for such purpose, unless Lender shall have elected to apply insurance proceeds to the reduction of the Indebtedness in accordance with Section 8(f) above; (c) shall constantly maintain the parking and landscaped areas of the Mortgaged Property; (d) shall not commit waste or permit impairment or deterioration of the Mortgaged Property; (e) shall not cause or permit any alteration of the design or structural character of any Improvement now or hereafter erected on the Land; and (f) shall not remove from the Land any of the fixtures and personal property included in the Mortgaged Property.

11.       Inspection.  Lender, or its agents, shall have the right at all reasonable times, to enter upon the Mortgaged Property for the purposes of inspecting the Mortgaged Property or any part thereof.

12.       Protection of Lender’s Security.  Subject to the rights of Borrower under Section 7 hereof, if Borrower fails to perform any of the covenants and agreements contained in this Mortgage or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of Lender therein, or the title thereto, then Lender, at Lender’s option, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and take such other action as Lender deems necessary to protect Lender’s interests.  Lender shall be the sole judge of the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and of the amount necessary to be paid in satisfaction thereof.  Lender is hereby given the irrevocable power of attorney (which power is coupled with an interest and is irrevocable) to enter upon the Mortgaged Property as Borrower’s agent in Borrower’s name to perform any and all covenants and agreements to be performed by Borrower as herein provided.  Any amounts or expenses disbursed or incurred by Lender pursuant to this Section, with interest thereon, shall become additional Indebtedness of Borrower secured by this Mortgage.  Unless Borrower and Lender agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the Regular Rate under the Note, unless collection from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law.  Lender shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Indebtedness or by Lender under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Mortgage.  Nothing contained in this Section shall require Lender to incur any expense or do any act hereunder, and Lender shall not be liable to Borrower for any damages or claims arising out of action taken, unless such action constitutes gross negligence or willful misconduct by Lender pursuant to this Section.

13. Condemnation.

(a)

Borrower hereby irrevocably assigns to Lender any award or payment which becomes payable to Borrower on account of the Mortgaged Property by reason of any taking of the Mortgaged Property, or any part thereof, whether directly or indirectly or temporarily or permanently, in or by condemnation or other eminent domain proceedings (hereinafter called “Taking”).  Forthwith upon receipt by Borrower of notice of the institution of any proceeding or negotiations for a Taking, Borrower shall give notice thereof to Lender.  Lender may appear in any such proceedings and participate in any such negotiations and may be represented by counsel.  Borrower, notwithstanding that Lender may not be a party to any such proceeding, will promptly give to Lender copies of all notices, pleadings, judgments, determinations and other papers received by Borrower therein.  Borrower will not enter into any agreement permitting or consenting to the taking of the Mortgaged Property, or any part thereof, or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain unless Lender shall first have consented thereto in writing.  All Taking awards shall be adjusted jointly by Borrower and Lender.  All awards payable as a result of a Taking shall be paid to Lender, which may, at its option, apply them, after first deducting Lender’s expenses incurred in the collection thereof, to the payment of the Indebtedness, whether or not due and in such order of application as Lender may determine, or to the repair or restoration of the Mortgaged Property, in such manner as Lender may determine.  Notwithstanding the previous sentence, any award payable as a result of a Taking that Lender reasonably believes will last no longer than six (6) months, after deducting Lender’s expenses incurred in the collection thereof, shall be applied by Lender first to make improvements necessitated by such Taking and then in accordance with the previous sentence.  Any application of Taking awards shall not extend or postpone the due dates of any regularly scheduled payment or mandatory prepayment payable under the Note or change the amount of any such payment or prepayment.

(b)

If the Taking involves the taking of any Improvement now or hereafter located on the Land, Borrower shall proceed, with reasonable diligence, to demolish and remove any ruins and complete repair or restoration of the Mortgaged Property as nearly as possible to its respective size, type and character immediately prior to the Taking, whether or not the condemnation awards are available or adequate to complete such repair or restoration.  Borrower shall promptly reimburse Lender upon demand for all of Lender’s expenses (including reasonable attorney’s fees) incurred in the collection of awards and their disbursement in accordance with this Section, and all such expenses, together with interest from the date of disbursement at the Regular Rate under the Note (unless collection of interest from Borrower at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law) shall be additional amounts secured by this Mortgage.

14.       Environmental Matters.

(a)

The term “Hazardous Materials” means petroleum and petroleum products, flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, lead, asbestos in any form that is or could become friable, hazardous waste, toxic or hazardous substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise, including, but not limited to, those materials defined as “hazardous substances,” “extremely hazardous substances,” “hazardous chemicals,” “hazardous materials,” “toxic substances,” “solid waste,” “toxic chemicals,” “air pollutants,” “toxic pollutants,” “hazardous wastes,” “extremely hazardous waste,” or “restricted hazardous waste” by Hazardous Materials Law (as defined in the next sentence) or regulated by Hazardous Materials Law in any manner whatsoever.  The term “Hazardous Materials Law” means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other binding governmental requirements and any court judgments applicable to Borrower or to the Mortgaged Property relating to industrial hygiene or to environmental or unsafe conditions or to human health including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Mortgaged Property, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Mortgaged Property.

(b)	Borrower covenants and agrees that Borrower shall not:

(i)

cause or permit the presence, use, generation, manufacture, production, processing, installation, release, discharge, storage (including aboveground and underground storage tanks for petroleum or petroleum products), treatment, handling, or disposal of any Hazardous Materials (excluding the safe and lawful use and storage of Hazardous Materials customarily used in the operation and maintenance of comparable properties) on or under the Mortgaged Property, or in any way affecting the Mortgaged Property or its value, or which may form the basis for any present or future demand, claim or liability relating to contamination, exposure, cleanup or other remediation of the Mortgaged Property or;

(ii)

cause or permit the transportation to, from or across the Mortgaged Property of any Hazardous Material (excluding the safe and lawful use and storage of Hazardous Materials customarily used in the operation and maintenance of comparable properties or for normal household purposes); or

	(iii)	cause or exacerbate any occurrence or condition on the Mortgaged Property that is or may be in violation of Hazardous Materials Law.

The matters described in (i), (ii) and (iii) above are referred to collectively herein as “Prohibited Activities or Conditions.”

(c)

Borrower represents and warrants that it has not at any time caused or permitted any Prohibited Activities or Conditions and, to the best of its knowledge, no Prohibited Activities or Conditions exist or have existed on or under the Mortgaged Property.  Borrower shall take all appropriate steps (including but not limited to appropriate lease provisions) to prevent its employees, agents, and contractors, and all tenants and other occupants on the Mortgaged Property, from causing, permitting or exacerbating any Prohibited Activities or Conditions.  Borrower shall not lease or allow the sublease of all or any portion of the Mortgaged Property for use to any tenant or subtenant that, in the ordinary course of its business, would cause, permit or exacerbate any Prohibited Activities or Conditions, and all leases and subleases shall provide that tenants and subtenants shall not cause, permit or exacerbate any Prohibited Activities or Conditions.

(d)

If Borrower has disclosed that Prohibited Activities or Conditions exist on the Mortgaged Property, Borrower shall comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other persons present on the Mortgaged Property to so comply with, (1) any program of operations and maintenance (“O&M Program”) relating to the Mortgaged Property that is acceptable to Lender with respect to one or more Hazardous Materials and all other obligations set forth in any O&M Agreement, and (2) all Hazardous Materials Laws.  Any O&M Program shall be performed by qualified personnel.  All costs and expenses of the O&M Program shall be paid by Borrower, including without limitation Lender’s fees and costs incurred in connection with the monitoring and review of the O&M Program and Borrower’s performance thereunder.  If Borrower fails timely to commence or diligently continue and complete the O&M Program, then Lender may, at Lender’s option, declare all of the sums secured by the Mortgage to be immediately due and payable, and Lender may invoke any remedies permitted by Section 20 of this Mortgage.

(e)

Borrower represents that Borrower has not received, and has no knowledge of the issuance of, any claim, citation or notice of any pending or threatened suits, proceedings, orders, or governmental inquiries or opinions involving the Mortgaged Property that allege the violation of any Hazardous Materials Law (“Governmental Actions”).  Borrower covenants that it shall promptly notify Lender in writing of: (i) the occurrence of any Prohibited Activity or Condition on the Mortgaged Property; (ii) Borrower’s actual knowledge of the presence on or under any adjoining property of any Hazardous Materials which can reasonably be expected to have a material adverse impact on the Mortgaged Property or the value of the Mortgaged Property, discovery of any occurrence or condition on the Mortgaged Property or any adjoining real property that could cause any restrictions on the ownership, occupancy, transferability or use of the Mortgaged Property under Hazardous Materials Law.  Any such notice by Borrower shall not relieve Borrower of, or result in a waiver of any obligation of Borrower under this Section 14.

(f)

Borrower further covenants that Borrower shall cooperate with any governmental inquiry, and shall comply with any governmental or judicial order which arises from (i) any alleged Prohibited Activities or Conditions; (ii) any Governmental Action; or (iii) any claim made or threatened by any third party against Borrower, Lender, or the Mortgaged Property relating to loss or injury resulting from any Hazardous Materials.

(g)

Borrower shall pay promptly the costs of any environmental audits, studies or investigations (including but not limited to advice of legal counsel) and the removal of any Hazardous Materials from the Mortgaged Property required by Lender as a condition of its consent to any sale or transfer under section 16 of the Mortgage of all or any part of the Mortgaged Property or any transfer occurring upon a foreclosure or a deed in lieu of foreclosure or any interest therein, or required by Lender following a reasonable determination by Lender that there may be Prohibited Activities or Conditions on or under the Mortgaged Property.  Borrower authorizes Lender and its employees, agents and contractors to enter onto the Mortgaged Property for the purpose of conducting such environmental audits, studies and investigations.  Any such costs and expenses incurred by Lender (including but not limited to fees and expenses of attorneys and consultants, whether incurred in connection with any judicial or administrative process or otherwise) which Borrower fails to pay promptly shall become immediately due and payable and shall become additional indebtedness secured by the Mortgage pursuant to section 12 of the Mortgage.

(h)

Borrower covenants that it shall hold harmless, defend and indemnify Lender and its officers, directors, trustees, employees, and agents from and against all proceedings (including but not limited to Government Actions), claims, damages, penalties, costs and expenses (including without limitation fees and expenses of attorneys and expert witnesses, investigatory fees, and cleanup and remediation expenses, whether or not incurred within the context of the judicial process), arising directly or indirectly from (i) any breach of any representation, warranty, or obligation of Borrower contained in this Section 14 or (ii) the presence or alleged presence of Hazardous Materials on or under the Mortgaged Property.

(i)

The representations, warranties, covenants, agreements, indemnities and undertakings of Borrower contained in this Section 14 shall be in addition to any and all other obligations and liabilities that Borrower may have to Lender under applicable law and shall survive the satisfaction or release of the Mortgage, any foreclosure of the Mortgage and/or any acquisition of title to the Mortgaged Property or any part thereof by Lender, or anyone claiming by, through or under Lender, by deed in lieu of foreclosure or otherwise, and also shall survive the repayment or any other satisfaction of the indebtedness evidenced by the Note.

15.       Leases.  Borrower shall comply with and observe Borrower’s obligations as landlord under all leases of the Mortgaged Property or any part thereof (“Lease” or “Leases”).

(a)

Borrower covenants and agrees not to enter into any new Lease, or to enter into any modification of any existing Lease, for all or any part of the Mortgaged Property, without the specific, prior written consent of Lender, unless the following conditions are met:  (i) the Lease is for less than 15% of the rentable space in the Mortgaged Property; (ii) the proposed Lease is substantially consistent with a form of lease approved in advance by Lender; and (iii) all of the conditions set forth in this Section 15 have been met.  Any Lease that complies with (i), (ii), and (iii) above is referred to herein as a “Minor Lease.”  Any Lease that is not a Minor Lease is referred to herein as a “Major Lease.”

(b)

Borrower’s entry into a Major Lease or the termination, assignment, sublease, renewal, amendment, or material waiver of Borrower’s rights as landlord in connection (each of the foregoing, a “Leasing Action”) with a Major Lease shall require Lender’s prior written consent.  Every Major Lease or instrument memorializing a Leasing Action shall be submitted to Lender in final form, with all exhibits attached.

(c)

Lender’s prior written consent shall not be required in connection with the termination, assignment, or sublease, renewal, amendment or waiver of Borrower’s rights as landlord in connection with a Minor Lease.

(d)

Lender shall promptly respond to a complete request for consent to a Leasing Action.  Borrower shall furnish Landlord with executed copies of all Leases, Lease guarantees, and other agreements evidencing Leasing Actions.

(e)

Regardless of whether a Lease is subject to Lender’s approval, all Leases entered into from and after the date of this Instrument must satisfy all of the following terms and conditions unless otherwise agreed in advance by Lender:

(i)

The Lease must be an arm’s-length transaction to a party not affiliated with or related to Borrower or any of its principals, and the Lease may not contain any option, right of first refusal, or any other right to purchase any portion of the fee interest in and to the Mortgaged Property

(ii)

The Lease must contain provisions that (A) obligate the tenant under the Lease to attorn to any purchaser of the Mortgaged Property at a foreclosure sale or by deed or other proceeding in lieu of foreclosure; (B) provide that neither Lender nor any purchaser at a foreclosure sale or by deed or any proceeding in lieu of foreclosure shall be responsible for any act, omission, or default by any prior landlord (including Borrower), the return of any security deposit, or the payment of any tenant allowance or other concession, be bound by any rent paid more than one (1) month in advance, or be subject to any offset, defense, or counterclaim against any prior landlord (including Borrower); and (C) provide that the Lease is subject and subordinate to the Mortgage and the Loan Documents and must obligate the tenant to subordinate the Lease to any future mortgages of the Mortgaged Property (which obligation to subordinate may, however, be conditioned upon such future mortgagees agreeing not to join such tenant in any foreclosure proceedings if tenant is not in default under the terms of its Lease).

(iii)

The rent payable under the Lease shall not be less than the greater of: (i) fair market rent for similar space in projects similar to the Mortgaged Property in the county in which the Mortgaged Property is located, or (ii) such other minimal amount as is agreed to by Borrower and Lender, and the Lease must prohibit the tenant from prepaying rent more than one month in advance of its due date.

	(iv)	The Lease may not permit the Tenant to self-insure in connection with any of Tenant’s insurance obligations under the related Lease.

(v)	All leasing commissions due with respect to the Lease must be paid by Borrower full within sixty days after the commencement of occupancy by the tenant.

(vi)	The Lease may not contain any provisions that would materially impair the value of the Mortgaged Property or Lender’s security therein.

(vii)

The Lease must require the Tenant to be in compliance with the provisions of this Instrument concerning Hazardous Materials.  The tenant must agree to indemnify Borrower and any subsequent owner of the Mortgaged Property for any damages caused by a breach of tenant’s obligations with respect to Hazardous Materials.

16.       Sale, Transfer or Encumbrance.  If Borrower shall voluntarily, involuntarily or by operation of law agree to, cause, suffer or permit (a) any sale, transfer, lease, sublease or conveyance of any interest of Borrower, legal or equitable, in the Mortgaged Property (except for Leases in compliance with Section 15); (b) any sale, transfer or encumbrance of any of the equity interests in Borrower; or (c) any mortgage, pledge, encumbrance or lien to be outstanding against the Mortgaged Property or any portion thereof, or any security interest to exist therein, except as created by this Mortgage and the other documents which secure the Note, and except as listed in Exhibit B, without, in each instance, the prior written consent of Lender, Lender may, at its election, declare the Indebtedness to be immediately due and payable, without notice to Borrower (which notice Borrower hereby expressly waives), and upon such declaration the entire Indebtedness shall be immediately due and payable, anything hereinabove or in the Note to the contrary notwithstanding.

No transfer, conveyance, lease, sale or other disposition shall relieve Borrower from liability for its obligations hereunder or under the Note, whether or not the transferee assumes this Mortgage.  Lender may, without notice to Borrower, deal with any successor owner of all or any portion of the Mortgaged Property in the same manner as with Borrower, without in any way discharging the liability of Borrower hereunder or under the Note.

17.       Assignment of Rents.

(a)

Borrower hereby assigns and transfers to Lender all of Borrower’s right, title and interest in and to all leases, rents, issues, income or profits from the Mortgaged Property and each and every part thereof, including all present and future leases and rental agreements, for the purpose of securing the Indebtedness.  Borrower agrees not to default in performing its obligations under any lease or rental agreement with respect to the Mortgaged Property or any part thereof.  This assignment may be enforced by Lender at any time during the existence of an Event of Default hereunder, without regard to the adequacy of the security hereof or the solvency of Borrower, by any one or more of the following methods: (i) the appointment of a receiver; (ii) Lender’s taking possession of the Mortgaged Property; (iii) the collection by Lender of any moneys payable under leases, purchase agreements or rental agreements directly from the parties obligated to make such payment; (iv) the obtaining of an injunction and (v) any other method permitted by law.  This assignment shall constitute a perfected, absolute and present assignment; provided, however, that Borrower shall have the right to collect the rents and to retain, use and enjoy the same unless and until an Event of Default occurs hereunder.  Receipt by Lender of rents, issues and profits and deposits shall not constitute a waiver of any right that Lender may enjoy under this Mortgage or under the laws of the State of Minnesota, nor shall the receipt and application thereof cure any Event of Default hereunder nor affect any foreclosure proceeding or any sale authorized by this Mortgage and the laws of the State of Minnesota.  There shall be no merger of the leasehold estates, created by the leases, with the fee estate of the Mortgaged Property without the prior written consent of Lender.

(b)

This assignment shall extend to and cover any and all extensions and renewals of existing and future leases and to any and all present and future rights against guarantors of any such obligations and to any and all rents, issues and profits collected under leases or other rentals.  This assignment is given to facilitate payment and performance of the Note, this Mortgage and any other agreements at any time securing the Indebtedness.  Lender shall not be obligated to perform or discharge any obligation, duty or liability under any lease or under or by reason of this assignment, and Borrower shall and does hereby agree to indemnify and to hold Lender harmless from any liability, loss or damage that it might incur under any lease or under or by reason of this assignment and from any claims and demands whatsoever that may be asserted against it by reason of any alleged obligations or undertakings on Lender’s part.  Unless otherwise specified by Lender in writing, all existing and future leases for the use or occupancy of all or any part of the Mortgaged Property shall be subordinate to the lien of this Mortgage.  Borrower hereby appoints Lender its attorney-in-fact, coupled with an interest, empowering Lender to subordinate any leases to this Mortgage.  In pursuance of this assignment, and not in lieu hereof, Borrower shall on demand give Lender separate specific assignments of rents and leases, covering some or all of the leases, the terms of such assignments being incorporated herein by reference.  Lender is hereby authorized to notify all lessees and tenants of the Mortgaged Property of the existence of any and all such assignments.  Borrower hereby authorizes and directs the lessees and tenants of the premises that, upon written notice from Lender, all payments required under said leases and rental agreements or in any way respecting the same, shall be made directly to Lender as they become due.  Borrower hereby relieves said purchasers, lessees and tenants from any liability to Borrower by reason of said payments being made to Lender.  With or without exercising the rights set forth in Section 20 hereof, Lender is authorized to give such written notice to tenants at any time during the existence of an Event of Default hereunder.

(c)	All rents, profits, issues or income derived from the Mortgaged Property that are collected by Lender, its agent or a receiver pursuant to this Section 17 each month shall be applied as follows:

	(i)	to payment of all reasonable fees of the receiver approved by the court;

	(ii)	to payment of all tenant security deposits then owing to tenants under any of the leases pursuant to the provisions of Minnesota Statutes §504B.178;

(iii)

to payment of all prior or current real estate taxes and special assessments with respect to the Mortgaged Property, or if the Mortgage requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(iv)

to payment of all premiums then due for the insurance required by the provisions of the Mortgage, or if the Mortgage requires periodic escrow payments for such premiums, to the escrow payments then due;

	(v)	to payment of expenses incurred for normal maintenance of the Mortgaged Property;

(vi)

if received prior to any foreclosure sale of the Mortgaged Property, to Lender for payment of the Indebtedness, but no such payment made after acceleration of the Indebtedness shall affect such acceleration;

(vii)	if received during or with respect to the period of redemption after a foreclosure sale of the Mortgaged Property:

(A)       if the purchaser at the foreclosure sale is not Lender, first to Lender to the extent of any deficiency of the sale proceeds to repay the Indebtedness, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property;

(B)       if the purchaser at the foreclosure sale is Lender, to Lender to the extent of any deficiency of the sale proceeds to repay the Indebtedness and the balance to be retained by Lender as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to Lender, whether or not any such deficiency exists.

The rights and powers of Lender under this Section 17 and the application of rents, profits, issues or income under this Section 17(c) shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

18.       Automatic Stay.  Without the necessity of an evidentiary hearing and without the necessity or requirement that Lender establish or prove the value of the Property, or the lack of adequate protection of Lender’s interest in the Property, Lender shall be entitled to the immediate termination of the automatic stay of 11 U.S.C. §362 in order to permit Lender to exercise all of its rights and remedies in respect of the Mortgage Property, the existence of this provision constituting sufficient “cause” for purposes of 11 U.S.C. §362(d)(1).  Borrower covenants that it shall not directly or indirectly oppose or otherwise defend against an application for the termination of the automatic stay by Lender.  Any attorney’s fees and other expenses incurred by Lender in connection with Borrower’s bankruptcy or any of the other aforesaid events shall be additional indebtedness of Borrower secured by this Mortgage pursuant to section 12 hereof.

19.       Events of Default.  Each of the following occurrences shall constitute an event of default hereunder (an “Event of Default”):

(a)	Borrower shall fail to duly and punctually pay any installment of interest or principal and interest payable under the Note [and such failure shall continue unremedied for ten (10) calendar days].

(b)

Borrower shall fail duly to perform or observe any of the covenants or agreements contained in this Mortgage (other than a covenant or agreement or default which is elsewhere in this Section 18 specifically dealt with) and such failure shall continue unremedied for 30 calendar days following written notice from Lender.

(c)	Borrower shall fail duly to perform or observe any of the covenants or agreements contained in any other Loan Document.

(d)

Borrower shall fail to duly and punctually pay when and as due any payment for taxes and assessments required by Section 2 to be paid or shall fail to provide the insurance coverage required by Section 8.

(e)	Any representation or warranty made by Borrower in this Mortgage or any other Loan Document shall be untrue in any material respect when made.

(f)	Borrower shall default in the performance of or breach its agreement contained in Section 15 hereof.

(g)

Borrower shall make an assignment for the benefit of its creditors, or Borrower shall generally not be paying its debts as they become due, or a petition shall be filed by or against Borrower under the United States Bankruptcy Code, or Borrower shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties or of the Mortgaged Property or shall not, within 60 days after the appointment (without its consent or acquiescence) of a trustee, receiver or liquidator of any material part of its properties or of the Mortgaged Property, have such appointment vacated.

(h)

A judgment, writ or warrant of attachment or execution, or similar process shall be entered and become a lien on, issued or levied against, the Mortgaged Property or any part thereof and shall not be released, vacated or fully bonded within 60 days after its entry, issue or levy.

(i)	Borrower shall be dissolved or terminated.

(j)	In Lender’s opinion a materially adverse change shall occur in the credit standing or financial condition of Borrower and/or Lender reasonably believes that it is insecure.

(k)

Borrower, any of its affiliates or any Guarantor shall be in default under any other agreement with Lender (whether in connection with the Loan or otherwise) and any required notice has been given and any time in which to cure the default has elapsed.

(l)	An event of default, however defined, shall occur under any other mortgage, assignment or other security document constituting a lien on the Mortgaged Property or any part thereof.

20.       Acceleration, Foreclosure; Remedies.  Upon the occurrence of any Event of Default and at any time thereafter while such Event of Default exists, Lender may, at its option, exercise one or more of the following rights and remedies (and any other rights and remedies available to it):

(a)

Lender may, by written notice to Borrower, declare immediately due and payable all unmatured Indebtedness, and the same shall thereupon be immediately due and payable, without further notice or demand.

(b)

Lender may (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property at public auction and convey the same to the purchaser in fee simple and, out of the proceeds arising from such sale, to pay all Indebtedness secured hereby with interest, and all legal costs and charges of such foreclosure and the maximum attorneys’ fees permitted by law, all of which costs, charges and fees Borrower agrees to pay.

(c)

Lender may seek the appointment of a receiver to take charge of the Mortgaged Property, to collect the rents, issues, income and profits therefor, to care for and repair the Mortgaged Property, to improve the same when necessary or desirable, to lease and rent the Mortgaged Property or portions thereof (including leases extending beyond the term of the receivership), and otherwise to use the Mortgaged Property and to exercise such other duties as may be fixed by the court.  Borrower specifically agrees that the court may appoint a receiver without regard to the adequacy of Lender’s security or the solvency of Borrower or any guarantor of any of the Indebtedness and without regard to any other matters normally taken into account by courts in the discretionary appointment of receivers, it being the intention of Borrower hereby to authorize the appointment of a receiver whenever an Event of Default has occurred and Lender has requested the appointment of a receiver.  Borrower hereby agrees and consents to the appointment of the particular person or firm (including an officer or employee of Lender) designated by Lender as receiver and hereby waives its rights to suggest or nominate any person or firm as receiver in opposition to that designated by Lender.

(d)

Lender may in the name, place and stead of Borrower and without becoming a mortgagee in possession (i) enter upon, manage and operate the Mortgaged Property or retain the services of one or more independent contractors to manage and operate all or any part of the Mortgaged Property; (ii) make, enforce, modify and accept surrender of any leases; (iii) obtain or evict tenants, collect, sue for, fix or modify any rents and enforce all rights of Borrower under any leases and (iv) perform any and all other acts that may be necessary or proper to protect the security of this Mortgage.

21.       Estoppel Certificate.  Borrower shall, at any time and from time to time, upon not less than 15 calendar days prior notice by Lender, execute, acknowledge and deliver, without charge, to Lender or to any person designated by Lender, a statement in writing certifying that this Mortgage is unmodified (or if there has been modifications, identifying the same by the date thereof and specifying the nature thereof), the aggregate principal amount then secured hereby and the aggregate unpaid balance of the Note, that Borrower has not received any notice of default or notice of acceleration or foreclosure of this Mortgage (or, if Borrower has received such notice, that it has been revoked, if such be the case), that to the knowledge of Borrower, no Event of Default exists hereunder (or, if any Event of Default exists, specifying the same and stating that the same has been cured, if such be the case), that Borrower to its knowledge has no claim or offset against Lender (or, if Borrower has any such claim, specifying the same), and the dates to which the interest and the other sums and charges payable by Borrower pursuant to the Note have been paid.

22.       Forbearance Not a Waiver; Rights and Remedies Cumulative.  No delay by Lender in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by Lender of any particular provision of this Mortgage shall be deemed effective unless in writing signed by Lender.  All such rights and remedies provided for herein or which Lender or any other holders of the Note may otherwise have, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises.  Lender’s taking action pursuant to Section 12 or receiving proceeds, awards or damages pursuant to Sections 8 or 13 shall not impair any right or remedy available to Lender under Section 20 hereof.  Lender’s exercise of any of the rights or remedies under this Mortgage and the application of the rents, profits and income pursuant to Section 17, shall not cure or waive any Event of Default (or notice of default) under this Mortgage or invalidate any act done pursuant to such notice.  Acceleration of maturity of the Note, once claimed hereunder by Lender, may, at the option of Lender, be rescinded by written acknowledgment to that effect by Lender, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity of the Note.  The rights and powers of Lender under this Mortgage shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale.

23.       Future Advances.

(a)

To the extent that this Mortgage secures future advances, the amount of such advances is not currently known.  The acceptance of this Mortgage by Lender confirms that Lender is aware of the provisions of Minnesota Statutes §287.05, subd. 5, and intends to comply with the requirements contained therein.

(b)

The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding advances made by Lender in protection of the Mortgaged Property or the lien of this Mortgage shall be $7,104,000.

(c)

The representations contained in this section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage.  Borrower acknowledges that such representations do not constitute or imply an agreement by Lender to make any future advances to the Borrower.

24.       Successors and Assigns Bound; Number; Gender; Agents; Captions; Amendments.  The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower; provided, however, that this paragraph shall not limit the effect of Section 14.  Whenever used herein, except as otherwise required by the context, the singular shall include the plural, and the use of any gender shall apply to all genders.  The captions and headings of the Sections of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.  No amendment of this Mortgage shall be effective unless in a writing executed by Borrower and Lender.

25.       Credit Union Membership. Innovex, Inc., a Minnesota corporation, is required to become a member of the US Federal Credit Union on or before December 31, 2004.

26.       Notice.  Any notice from Lender to Borrower under this Mortgage shall be deemed to have been given by Lender and received by Borrower three (3) calendar days after being mailed by certified mail to Borrower at the following address:

          Innovex, Inc., a Minnesota corporation
          5540 Pioneer Creek Drive
          Maple Plain, Minnesota 55359-9003
          Attention:  Douglas W. Keller

or at such other address as Borrower may designate in writing to Lender.

27.       Governing Law; Severability.  This Mortgage shall be governed by the law of the State of Minnesota without regard to choice of law rules.  If any provision or clause of this Mortgage conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage which can be given effect without the conflicting provisions and to this end the provisions of this Mortgage are declared to be severable.  It is the intention of the parties hereto, however, that Section 17 hereof shall confer upon Lender the fullest rights, remedies and benefits available pursuant to Minnesota Statutes §§559.17 and 576.01 subd. 2.

28.       Waivers of Marshalling.  Borrower, any party who consents to this Mortgage and any party who now or hereafter acquires a lien on the Mortgaged Property and who has actual or constructive notice of this Mortgage hereby waive any and all rights to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

29.       Further Assurances; Updated Appraisals.  At any time from time to time until payment in full of the Indebtedness, Borrower shall, at the request of Lender, promptly execute and deliver to Lender such additional instruments as may be reasonably required further to evidence the lien of this Mortgage and further to protect the security interest of Lender with respect to the Mortgaged Property, including but not limited to additional security agreements, financing statements and continuation statements.  Any expenses incurred by Lender in connection with the preparation and recording of any such instruments, including but not limited to reasonable attorneys fees, shall become additional Indebtedness of Borrower secured by this Mortgage.  Unless Borrower and Lender agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the Regular Rate under the Note, unless collecting from Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Borrower under applicable law.

30.       Financial Statements and Other Information; Books and Records.  Borrower will prepare or cause to be prepared at its expense and deliver to Lender (in such number as may reasonably be requested):

(a)

As soon as practicable after the end of each fiscal year of Borrower, and in no event later than ninety (90) days thereafter, audited financial statements of Borrower as at the end of such fiscal year consisting of the balance sheet of Borrower and the related statements of income and changes in financial position of Borrower for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared by a certified public accountant selected by Borrower.  Upon request of Lender, Borrower will also deliver detailed financial information on any real estate-related asset shown on its balance sheet.

(b)

As soon as practicable after the end of each relevant fiscal quarter of Borrower, unaudited operating statements for the Mortgaged Property and a rent roll and rents receivable aging analysis identifying each tenant and the monthly rent paid by such tenant.  Upon request of Lender, Borrower should also deliver copies of all leases of space then in force with respect to any portion of the Mortgaged Property.

(c)	As soon as practicable and in no event later than ten (10) days after they are filed with the United States Internal Revenue Service, the annual federal income tax returns of Borrower.

(d)

Immediately upon becoming aware of the existence of any condition or event which constitutes, or which after notice or lapse of time or both would constitute, an Event of Default, written notice specifying the nature and period of existence thereof and what action Borrower has taken, is taking or proposes to take with respect thereto.

The items specified in Sections 30(a) and 30(b) shall be certified as accurate and complete by the Vice President, Finance, of the Borrower.  Borrower shall keep and maintain at all times at Borrower’s address set forth herein or at such other place as Lender may approve in writing, complete and accurate books of accounts and records in sufficient detail to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, leases and other instruments shall be subject to examination and inspection by Lender or its representative during ordinary business hours.  If  Borrower fails to provide the financial statements specified above, Lender shall have the right to audit the relevant books and records at Borrower’s expense.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Borrower has caused this Mortgage to be duly executed as of the day and year first above written.

INNOVEX, INC., a MINNESOTA CORPORATION

By:

Name:

Its:

STATE OF MINNESOTA	}
	}	ss.
COUNTY OF	}

This instrument was acknowledged before me on _________, 20___ by _______________ Douglas W. Keller, as Vice President - Finance, of Innovex, Inc., a Minnesota corporation.

(Seal, if any)	(Signature of notarial officer)

Title (and Rank)
My commission expires:_____________________

This instrument was drafted by:	Please send tax statements to:

US Federal Credit Union	Innovex, Inc.
1400 Riverwood Drive	5540 Pioneer Creek Drive
Burnsville, MN 55337	Maple Plain, MN 55359-9003

EXHIBIT A
TO
COMBINATION MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT

Borrower:	Innovex, Inc., a Minnesota corporation
5540 Pioneer Creek Drive
Maple Plain, Minnesota 55359

Lender:	US Federal Credit Union
1400 Riverwood Drive
Burnsville, MN 55337

          Parcel 1: The Land described in the referenced instrument is located in Hennepin County, Minnesota, and is legally described as follows:

Lot 1, Block 1, Maple Plain Industrial Park 4th Addition, Hennepin County, Minnesota.

          Parcel 2: The Land described in the referenced instrument is located in Meeker County, Minnesota, and is legally described as follows:

Lots 1, 2, 3, 4, 5 and 6, Block 2, Industrial Park, City of Litchfield, Meeker County, Minnesota.